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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 9, 2006

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                             CARSUNLIMITED.COM, INC.
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               (Exact name of registrant as specified in Charter)

             Nevada                         000-28195                         11-3535204
(State or other jurisdiction of       (Commission File No.)         (IRS Employee Identification No.)
 incorporation or organization)

                         305 Madison Avenue, Suite 4510
                            New York, New York 10165
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                    (Address of Principal Executive Offices)

                                 (212) 986-0886
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                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

                           Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

Item 1.01  Entry into a Material Definitive Agreement.

Merger by and among Innopump's shareholders, Carsunlimited.com, Inc. and its wholly owned subsidiary

Innopump, Inc. is a Nevada Corporation (sometimes referred to as "Innopump" or the "Company" or the "Surviving Company"). On August 9, 2006, Innopump and certain of our shareholders executed and closed on an Agreement and Plan of Merger ("Merger Agreement") by and among, Innopump, those shareholders, Carsunlimited.com, Inc. ( "CARS") and its subsidiary, Pump Acquisition Corp., ("PAC"). Pursuant to the Merger Agreement, CARS issued 568,134,259 shares of its common stock to our shareholders in consideration of Innopump merging with and into PAC and becoming a wholly-owned subsidiary of CARS ("Merger"). The merger agreement required CARS to issue to the Innopump stockholders 1,950 shares of CARS common stock for each share of Innopump common stock outstanding at the closing date of August 9, 2006. At the closing, there were 262,500 outstanding shares of Innopump common stock plus 28,792 shares issued on conversion of certain debt for a total of 291,292 shares which resulted in the issuance of 568,134,259 shares of CARS common stock and resulted in CARS stockholders retaining approximately 6.75% (41,125,000 shares) of the outstanding stock and Innopump stockholders receiving approximately 93.25% of the outstanding stock on a pre-diluted basis. The Merger was accounted for as a reverse merger (recapitalization) with Innopump deemed to be the accounting acquirer and us as the legal acquirer. Holders of Innopump convertible notes, warrants and options received equivalent amount of notes, warrants and options convertible or exercisable into that number of CARS common stock had they converted or exercised immediately prior to the closing. The Merger Agreement contains customary representations, warranties and covenants of both CARS and Innopump. The parties' completion of the transactions contemplated under the Merger Agreement were subject to the satisfaction of certain contingencies including, without limitation, requisite approvals and consents and that CARS shall have no less than $7,500,000 in cash or cash equivalents and no more than $80,000 in liabilities immediately prior to closing. The directors of the Registrant and the Innopump Shareholders approved the Merger Agreement and the transactions contemplated thereunder. Innopump's directors and the Innopump Shareholders approved the Merger Agreement and the transactions contemplated thereunder (the "Exchange Transaction"). All conditions precedent were all either obtained or waived for the closing of the Merger (the "Closing"). The Closing occurred on August 9, 2006 (the "Closing Date").

Debt Financing

On August 9, 2006, in connection with the Merger, we sold 10% senior redeemable convertible debt ("Convertible Debt") in the principal amount of $7.5 million to Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. (collectively referred to as the "Investor") in exchange for $7.5 million in cash. The proceeds from the Convertible Debt will be used for working capital, capital expenditures, mandatory debt repayment, and general corporate purposes.

Interest accrues at 10% per annum, payable in cash or paid in kind ("PIK") at our option, on the one year anniversary of the date of issuance with respect to the first year of accrued interest and quarterly in arrears thereafter. Any interest not paid when due will accrue and will be added to the principal in determining the number of shares of Common Stock issuable upon conversion of the Convertible Debt. The Convertible Debt matures 30 months after the date of issuance ("Maturity Date"). We do not have the option to prepay the Convertible Debt prior to the Maturity Date. We must redeem 100% of the Convertible Debt, unless earlier converted, for an amount equal to 120% of the outstanding principal plus accrued interest, on the Maturity Date.

The Convertible Debt is convertible into 286,803,669 shares of our common stock at the fully diluted, post-reverse merger valuation at Closing of $16 million. The price per share is equal to $16 million divided by the number of outstanding shares of the Surviving Company on a fully-diluted basis ("Original Purchase Price"). This conversion price is subject to weighted-average, anti-dilution protection on all subsequent financings by us. The Investor has the right to convert at any time and from time to time, in whole or in part, outstanding Convertible Debt and any accrued interest into the Registrant's Common Stock at the Investor's discretion.

The Investor received Warrants to purchase 63,096,807 shares of common stock at an exercise price of $.02615 per share. The Warrants have a five (5) year term. The warrants are exercisable for Common Stock of the Registrant at any time prior to expiration and shall permit cashless exercise. The Investor shall be issued additional Warrants if certain EBITDA targets are not met.

All obligations under the Convertible Debt, as defined below, are unconditionally guaranteed by all present and future (i) U.S. subsidiaries (direct or indirect) of the Registrant, including Innopump, Inc., and (ii) subject to applicable foreign law, all non-United States subsidiaries (direct or indirect) of the Registrant.

In the event of a sale of all or substantially all of the assets of the Registrant, or a transaction or series of transactions as a result of which the holders of outstanding voting shares of the Registrant own less than 50% of the outstanding voting shares of the Registrant after such transaction or series of transactions, or material change in the business of the Registrant, at Investor's option to be exercised within 10 days of such change of control: (a) the Convertible Debt shall be assumed by the surviving Registrant on the same terms, except that the Conversion Price shall be appropriately adjusted; or (b) the Registrant shall redeem the Convertible Debt for an amount equal to 120% of the outstanding principal plus accrued interest.

The Convertible Debt ranks senior to all indebtedness of the Registrant now existing or hereafter arising and any class of shares of the Registrant issued hereafter other than accounts receivables financing. So long as Convertible Debt is outstanding, the Registrant shall not declare or pay any dividend or distribution to any class of shares subordinate to the Convertible Debt.

The Convertible Debt is secured by a fully perfected first priority lien and security interest in substantially all present and future general intangibles, including copyrights, patents, trademarks, trade names, trade secrets and other intellectual property, and all present and future license and other contract rights related thereto, and all tangible real and personal property and assets of the Borrower and Guarantors, inventory, rolling stock, owned and leased real estate, fixtures, machinery and equipment, deposit, securities and commodities accounts, tax refunds and cash, but excluding, to the extent that they secure other indebtedness, accounts receivable and other rights to payment. All such collateral will be free and clear of other liens, claims and encumbrances.

The Convertible Debt includes customary affirmative and negative covenants. In particular, the consent of the Investor shall be required for any action (by merger or otherwise) not in the ordinary course of business, including any action that: (i) increases or decreases the authorized number of shares of Common or Preferred Stock, (ii) creates (by reclassification or otherwise) any new class or series of shares, (iii) results in the redemption of any shares of Common Stock or Preferred Stock (other than pursuant to equity incentive agreements with service providers giving the Registrant the right to repurchase shares upon the termination of services), (iv) results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Registrant are sold, (v) amends or waives any provision of the Registrant's Certificate of Incorporation or Bylaws, (vi) increases or decreases the authorized size of the Registrant's board of directors, (vii) results in the payment or declaration of any dividend on any shares of Common Stock or Preferred Stock, (viii) results in borrowing in excess of the amount of the Convertible Debt without consent of the Investor, which consent shall not be unreasonably withheld, (ix) results in the creation of any lien or encumbrance on the assets of the Registrant (other than in favor of the Investor), (x) increases the number of shares reserved in the employee pool above 10% on a fully diluted basis, (xi) changes the Company's principal line of business, (xii) results in the acquisition of any other business or material assets, or (xiii) results in the sublicense or transfer of any intellectual property of the Company without consent of the Investor, which consent shall not be unreasonably withheld.

The Company will furnish the Investor with monthly management reports as well as monthly financial statements compared against our plan for the first twelve months, then quarterly thereafter, and we will provide a copy of our annual operating plan within 30 days prior to the beginning of the fiscal year, until such time as we mutually agree with the Investor that the Investor shall no longer receive such information. In addition, the Investor will have the right to inspect our books and records at any time upon reasonable advance notice.

The Investor has the right to require the Registrant, within ninety (90) days following the Closing date, to register with the Securities and Exchange Commission ("SEC") all shares of Registrant common stock underlying the Warrants and the Convertible Debt. In addition, the Registrant has an obligation to respond to any SEC inquiries within ten (10) business days and must have the Registration Statement declared effective at the earlier of: (i) (180) days from the closing of the transaction or (ii) (30) days after receiving a no-review status from the SEC.

In the event the registration statement has not been declared effective within 180 days after the demand by Investor, the Registrant will issue to the Investor warrants equal to 2% of the number of shares purchased for each 30 day period thereafter.

The Investor has board observation rights and the right to appoint one board member at its option. After the financing has closed, the Registrant is required to take all steps necessary to change its domicile to Delaware and also to effect a reverse-stock split on terms to be agreed with the Investor in the range of a 1 for 20 to a 1 for 50 split. Investor has a first refusal right to provide future financing to Registrant through September 29, 2009 unless earlier terminated.

Item 2.01  Acquisition or Disposition of Assets

We refer to Item 1.01 above, "Entry into Material Definitive Agreement" and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

DESCRIPTION OF BUSINESS

Prior to the transaction, the business of CARS was to provide website users with the ability to search a database that contained detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. The service was intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet. Even though the business has been curtailed the website is still operational. However, in the past two years, the website generated minimal revenue for CARS. From and after the Closing Date, our primary operations will now consist of the operations of Innopump.

Innopump's business is designed to capitalize on the commercial opportunities for innovation in packaging and dispensing within the consumer products industries. We are engaged in the manufacture of a dual dispenser that enables the user to blend two liquids in varying proportions. Substantially all of our revenues come from wholesale sales and our customers are located in both the United States and in Europe. The dual dispensers are manufactured in Germany and are currently being utilized in the food and cosmetic industries.

HISTORY AND BACKGROUND

Innopump was incorporated under the laws of the State of Nevada on April 1, 2005. On May 1, 2005, Sea Change Group, LLC, a New York limited liability company ("SCG") (the "Sub-licensor") entered into a sub-license agreement with Innopump (the "Sub-licensee") whereby SCG assigned to us all rights, titles and interests that the Sub-licensor has in the Amended and Restated License Agreement dated January 1, 2003 between SCG and Gerhard Brugger. In consideration for the assignment and patent rights thereunder, Innopump agreed to pay SCG a sublicense fee of $600,000, $150,000 to be paid on January 31, 2006, $150,000 on May 1, 2006, $150,000 on May 1, 2007 and $150,000 on May 1,
2008. In addition Innopump agreed to pay the royalties due under the original Amended and Restated License Agreement either directly to the original licensor or to SCG. Innopump also agreed to pay SCG a royalty of 3% of the first $100 million of gross revenues. The first two payments aggregating $300,000 were not paid when due. On July 13, 2006, the agreement was amended and the $300,000 was deferred, with $150,000 being due upon the merger of Innopump with CARS on August 9, 2006 and $150,000 on March 31, 2007. In addition the 3% royalty was amended to be paid on the first $130 million in sales. The Sub License is further described below under "Intellectual Property."

On May 25, 2005, Innopump entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with SCG, whereby Innopump acquired all of the assets and assumed certain liabilities of SCG for an initial purchase price of $231,500. The transaction resulted in the acquisition by Innopump of approximately $764,000 in assets and $1,943,000 in assumed liabilities. The purpose of this acquisition was to set up the appropriate structure for a potential reverse merger with a publicly-traded entity.

This transaction between Innopump and SCG, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of SCG were transferred to Innopump at historical amounts. Innopump's financial statements included in exhibits to this filing were prepared as if the transaction had occurred at the beginning of the periods and present the financial data of previously separate entities.

In April 2005, one month prior to entering into the Asset Purchase Agreement, $825,000 of SCG convertible debt was converted into 8.25 membership interests of SCG at a conversion ratio of 1 interest for each $100,000 of convertible debt. The debt holders were also issued an additional 16,500 common shares of Innopump in connection with the convertible notes. A provision in the Asset Purchase Agreement provided the prior debt holders a put option whereby they could sell their Innopump shares back to SCG between September 30, 2006 and October 30, 2006 at an amount equal to the principal and interest which would have been due upon conversion. The potential aggregate cost of the put option in the amount of $887,403 (which includes $62,403 in accrued interest through the conversion date) is included on Innopump's balance sheet as a liability.

All members of SCG, at the time of the asset purchase, were given 2,000 founder shares of Innopump's common stock for each membership interest in SCG, resulting in the issuance of 220,000 founder shares of common stock.

We maintain our principal offices at 305 Madison Avenue, Suite 4510, New York, New York 10165. Our telephone number at that address is (212) 986-0886 and our internet address is www.versadialworld.com.

THE VERSADIAL(R) PUMP

Innopump holds the exclusive worldwide license for a patented multi-chambered variable dispensing system for all categorizes of uses, marketed under the registered trademark "Versadial(R)". The patented system utilizes multiple volumetric pumps, controlled by a rotating head and disc system, providing the dispensing of precise fixed or variable ratios of distinct and separate fluids. The Versadial(R) custom blending dual dispensing head provides consumer packaged goods manufacturers with a new and innovative dispensing technique permitting precision measured blending by the consumer of lotions and liquids. Please refer to "Intellectual Property" below for a description of the License and Sub-License Agreement.

The total U.S. packaging industry exceeded $126 billion in 2004. Plastic packaging comprised $37 billion of this industry with rigid plastic packaging comprising $17 billion.

For many years, consumer packaged goods marketers and manufacturers have been pursuing packaging techniques that offered greater functionality. In particular, many manufacturers attempted to develop products that would provide "customizable" formulas as a means for differentiation and claimed competitive superiority. Until Versadial's(R) dispensing technology, there was no packaging solution that would provide a consumer with customizable solutions.

In addition to customizable packaging there has been an increasing demand for dual chamber dispensers that segregate ingredients - keeping "active ingredients" and "activators" separate until application (hair color, adhesives, etc.). Although there have been several entries into the market, none have offered the flexibility and the cost advantage of Versadial's(R) package.

We believe that there are no known manufacturers of affordable, precision, variable strength dispensers for consumer packages that are competitive to Versadial's(R). Conventional "single phase" dispensers are not able to satisfy consumer and marketer desire for customization and ingredient segregation. We believe the "fixed ratio" dispensers currently in the market limit the marketer's ability to present a package customized to line image, lack accuracy in dispensing and do not provide variable dispensing. Versadial(R) packages solve both need gaps.

Currently, we have many variations of the Versadial(R) product according to size, nozzle and formula selector:

      o     Dispensers: Dispensing heads come in three sizes -

            o Small (20mm in diameter) - suitable for lipstick, eye shadow, make-up, skincare, oral care, sun care, adhesives;

            o Medium (40mm in diameter) - suitable for skin care, make-up, sun care, oral care, lubricants, adhesives;

            o Large (49mm in diameter) - suitable for hair care, sun care, body care, food products, skin care.

      o Nozzle options: The Medium and Large size dispensers come with options for single nozzle, dual nozzle, spray nozzle or extended spout;

      o Dispensing Option Selector - Variable Ratio, Fixed Ratio and Multi Fixed Ratio.

We believe our products have application in a variety of industries, including:

            o     Personal Care

            o     Over the Counter medications

            o     Household

            o     Pharmaceutical

            o     Automotive

            o     Industrial

            o     Home Improvement

MARKETING AND DISTRIBUTION

The Company has developed its sales and marketing efforts and targeted its resources in these areas:

      o Cosmetics in Department and Specialty Store distribution, Broad distribution (through chain drug and mass volume retailers), Door-to-Door distribution.
      o Other personal care including hair shampoos and conditioners, self-tanners, SPF products, oral care
      o     Food condiments including oil and vinegar, barbecue sauces

Management believes that the increased emphasis placed by its customers on customization, product quality and product safety in the distribution and dispensing process will present growth-oriented marketing opportunities to the Registrant.

We are also engaged in the direct selling and marketing of our products and technology to large and small, national and regional packaging distribution companies that specialize in personal care and food packaging.

In the United States, Company management calls on major multi-nationals on a direct basis.

In Europe, the Registrant distributes its products through exclusive distributors, including:

      o     Faber-Castell (Small size for lipstick application)
      o     Kloebbe Consult (Germany and Italy)
      o     C.V.P. (France)
      o     Gourmet Foods Consult (Specialty Foods)

In South Korea, we distribute our products through CosPharm exclusively.

MANUFACTURING

The Company owns a number of sets of molds and assembly tables used in the production and assembly of the parts for each size dispenser. Historically, the Company has placed said assets with select injection molding parts manufacturers for parts production. All of the injection molders are located in Germany. The Company's assembly tables are located in a production facility in Marktoberdorf, Germany.

The Company is currently finalizing a multi-year agreement with an injection mold parts manufacturer, also in Germany. This agreement will have the company serve to manufacture parts for us, oversee the operation of our assembly tables, as well as serving as our supply chain manager.

COMPETITION

Our competitors within the personal care and food packaging sectors are large, well-financed, national and international manufacturers of caps, jars and bottles well as pumps and valves including but not limited to Owen-Illinois, Tetra Pak, Crown, Cork and Seal, Alcan, Rexam plc., Amcor Limited, Toyo Seikan, Ball, Compagnie de Saint-Gobain, and Alcoa.

Our competitors within the sub-sector of dispensing valves, pumps and other dispensing systems are large multinational companies offering a range of products to all major personal care, pharmaceutical, OTC and food sectors. They include but are not limited to Owens-Illinois, Rexam plc., Aptar, Bespak, 3M, Calmar, Precision, Summit, Coster, Lindal and PAI Partners.

Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases, greater manufacturing capabilities, and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and products, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

PRINCIPAL SUPPLIERS

We do utilize single source suppliers for several of our components. Although we have not experienced significant production delays attributable to supply changes, we believe that, for the some of the components used to make our products, alternative sources of supply would be difficult to develop over a short period of time. Because we have no direct control over our third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary components or products, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs, or quality control problems. Innopump designs, creates prototypes and assembles its products at its facilities located in Marktoberdorf, Germany. Our principal raw materials include plastic resins (polypropylene, high density polyethylene, etc.) The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, market demand, and freight costs. The prices for these raw materials have varied significantly in the past and may vary significantly in the future.

CUSTOMERS

The Registrant generated revenues from two customers during fiscal 2005 and one customer in 2004 aggregating approximately $108,000 and $83,000, respectively. Accounts receivable from these customers aggregated approximately $3,000 and $0 at June 30, 2005 and 2004, respectively.

INTELLECTUAL PROPERTY

We rely on a combination of patent, trademark, copyright and trade secret protection laws in the United States and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. Our product has been issued U.S. Patent No. 6,464,107 on October 15, 2002. We intend to apply for more patents to protect our core technologies. We also enter into confidentiality, non-compete and invention assignment agreements with our employees and consultants and nondisclosure agreements with third parties. "Versadial(R)" is a registered trademark in the United States.

License between SCG and Brugger

In August 2001, SCG entered into a License Agreement ("License Agreement") with Anton Brugger for the exclusive right to manufacture and sell the dual dispenser. In January 2003, the License Agreement was amended and restated between SCG (the "Licensee") and Gerhard Brugger (the "Licensor", an assignee of Anton Brugger). The term of the license will be in effect for the next twenty two years. Gerhard Brugger is also one of the Company's major stockholders.

The License Agreement calls for royalties to be paid to the Licensor 30% of all gross revenues with respect to sublicensing agreements in which the Licensee does not manufacture the dispenser. With respect to the sale of the dispenser and products derived thereof, rates will vary between 5% and 8.5%.

To maintain its exclusive rights, the Licensee will also be obligated to pay a "Minimum Royalty" which is paid in monthly equal installments in advance. Aggregate future minimum royalty payments are as follows:

          For the year                              Minimum
         ending June 30,                            Royalty
         ---------------                          -----------

               2006                               $   250,000
               2007                                   350,000
               2008                                   450,000
               2009                                   525,000
               2010                                   575,000
        2011 and thereafter                        13,950,000
                                                  -----------

                                                  $16,100,000
                                                  ===========

In addition to the minimum royalty payment, the Licensee will also pay to the Licensor $7,000 per month from inception of the License Agreement through June 2004 and $12,500 per month from July 2004 through the duration time that technical support is required by the Licensee. The payments for technical support may be terminated at any time by either party upon written notice delivered at least three months prior to termination.

Royalty and technical support expenses aggregated $300,000 and $171,500 for the years ended June 30, 2005 and 2004, respectively. At June 30, 2005, the Licensor was due approximately $284,000 consisting of $200,000 in royalties, $75,000 in technical support and $9,000 in reimbursable travel expenses.

On June 16, 2006, the Licensor signed a waiver of defaults whereby payments in arrears due through June 2006 of $525,000 would be paid as follows: $100,000 no later than September 30, 2006, an aggregate total of $250,000 of the unpaid balance no later than the earlier of December 31, 2006 or within ten business days of a merger transaction with CARS, $75,000 on January 1, 2007, $100,000 on April 1, 2007, and $100,000 on July 1, 2007. In addition, the licensor agreed to accept royalties as calculated on actual shipments after June 30, 2006 through June 30, 2007 to be paid monthly and the cumulative difference between minimum monthly royalties and actual monthly royalties to be paid no later than June 30, 2007 as long as the technical consultant payments are made in accordance with the License Agreement.

Sublicense Agreement with SCG

On May 1, 2005, SCG (the "Sub-licensor") entered into a sub-license agreement with the Innopump (the "Sub-licensee") whereby SCG assigned to Innopump all rights, titles and interests that the Sub-licensor has in the Amended and Restated License Agreement dated January 1, 2003 between SCG and Gerhard Brugger. In consideration for the assignment and patent rights thereunder, Innopump agreed to pay SCG a sublicense fee of $600,000, $150,000 to be paid on January 31, 2006, $150,000 on May 1, 2006, $150,000 on May 1, 2007 and $150,000
on May 1, 2008. In addition Innopump agreed to pay the royalties due under the original Amended and Restated License Agreement either directly to the original licensor or to SCG. Innopump also agreed to pay SCG a royalty of 3% of the first $100 million of gross revenues. The first two payments aggregating $300,000 were not paid when due.

On July 13, 2006, the agreement was amended and the $300,000 payment was deferred, with $150,000 being due upon the merger with CARS but in no event later than October 31, 2006 and $150,000 on March 31, 2007. In addition the 3% royalty was amended to be paid on the first $130 million in sales.

We may at times be involved in litigation based on allegations of infringement or other violations of intellectual property rights. Furthermore, the application of laws governing intellectual property rights in foreign countries is uncertain and evolving and could involve substantial risks to us.

GOVERNMENT APPROVAL AND REGULATION OF THE REGISTRANT'S PRINCIPAL PRODUCTS OR SERVICES

There is no required government regulation with respect to our products at this time. While some applications which utilize our dispensing system may fall under the jurisdiction of the Food and Drug Administration ("FDA"), we are not currently manufacturing any such finished product and are thereby exempt from the FDA filing of any regulatory submissions and/or pre-market notification requirements (this would include 510K, NDA and PMA submission). With respect to registering the manufacturing facility with the FDA under the Code of Federal Regulations, 21 CFR 820.1, Scope: Part A, it is stated that the regulation does not apply to manufacturers of component parts of finished devices. If at any time in the future we manufacture products which would require such filings or registration, we will take the appropriate steps to comply.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

The Registrant incurred no capital or other expense with respect to compliance with environmental laws to date.

EMPLOYEES

Currently, the Registrant has 7 employees in the U.S., all of which are full time employees. Management believes that relations with its employees are good. In addition, the Company has 3 full time consultants overseas utilized for administration, operations and technical consulting.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

CARS was originally incorporated in Nevada on March 7, 2000, with a principal business objective to operate an Internet database business involving the automobile industry. On August 9, 2006, Innopump and certain of Innopump's shareholders executed and closed on an Agreement and Plan of Merger ("Merger Agreement") by and among those parties, CARS and its subsidiary, Pump Acquisition Corp., ("PAC"). Pursuant to the Merger Agreement, CARS issued 568,134,259 shares of its common stock to Innopump's shareholders in consideration of Innopump merging with and into PAC and becoming a wholly-owned subsidiary of CARS ("Merger"). The Merger was accounted for as a reverse merger (recapitalization) with Innopump deemed to be the accounting acquirer, and CARS as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of Innopump as adjusted to give effect to any difference in the par value of ours and Innopump's stock with an offset to capital in excess of par value. The basis of the assets, liabilities and retained earnings of Innopump, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of the Merger, we became a manufacturer, developer and seller of proprietary, variable blend pump dispensers.

In addition, Innopump's purchase of substantially all assets of SCG has been accounted for in a manner similar to a pooling of interests. Therefore the financial information of Innopump and SCG is presented on a combined basis.

We are engaged in the manufacture of a dual dispenser that enables the user to blend two liquids in varying proportions. Substantially all of our revenues come from wholesale sales and our customers are located in both the continental United States and in Europe. The dual dispensers are manufactured in Germany and are currently being utilized in the food and cosmetic industries.

Innopump holds the exclusive worldwide license for a patented multi-chambered variable dispensing system for all categorizes of uses, marketed under the registered trademark "Versadial(R)". The patented system utilizes multiple volumetric pumps, controlled by a rotating head and disc system, providing the dispensing of precise fixed or variable ratios of distinct and separate fluids. The Versadial(R) custom blending dual dispensing head provides consumer packaged goods manufacturers with a new and innovative dispensing technique permitting precision measured blending by the consumer of lotions and liquids.

The following discussion and analysis pertains to the operations of Innopump for the two years ended June 30, 2005 and the nine months ended March 31, 2006 and March 31, 2005.

Liquidity, Capital Resources, and Going Concern

        The following table sets forth the working capital (deficiency) position of Innopump as at March 31, 2006:

                               At March 31,
                                   2006
                               -----------

Current assets                 $ 1,044,289
Current liabilities              7,639,541

Working capital (deficiency)   $(6,595,252)
                               ===========

At March 31, 2006, Innopump had incurred cumulative losses of approximately $5.7 million since inception and utilized cash of approximately $1.6 million for operating activities during the nine months ended March 31, 2006. Innopump has a working capital deficit of approximately $6.6 million and a stockholders' deficit of approximately $5.7 million as of March 31, 2006.

Management recognizes that Innopump must generate additional revenue and sufficient gross profits to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base and product line, especially in the food and cosmetic industries. In addition, management recognizes that additional capital must be raised to meet its debt obligations and to finance capital expenditures which are required to meet customer specifications.

On June 9, 2005, Innopump entered into an Agreement and Plan of Merger with Carsunlimited.com ("CARS"), a publicly traded entity. As a result of this transaction, during the year ended June 30, 2005, Innopump was able to obtain approximately $1 million in bridge financing, of which $300,000 was received from private investors and approximately $700,000 was received from Ocean Drive Opportunities Fund, LLC, an affiliate of CARS.

On September 22, 2005, CARS entered into a non-binding term sheet with Investor whereby Investor would purchase $7.5 million of senior redeemable convertible debt from CARS upon the completion of a reverse merger with the Innopump. The Investor financing is more fully described above in Item 1.01.

As of August 9, 2006, Innopump has received an aggregate of $3 million from Investor Bank in bridge loans in connection with this transaction.

On August 9, 2006, this transaction, was completed. After paying current debt obligations and as a result of a portion of current debt converting to stock, Innopump has approximately 2.2 million of cash to be utilized for working capital, current liabilities and to finance operations. Management believes that this capital will enable Innopump to begin to build its product line with the necessary equipment expenditures required, but that additional financing will be required. Management also believes that it will be able to extend certain remaining debt obligations and convert certain debt to equity as a result of this transaction.

Based on our current operating plan and our available cash and cash equivalents, we expect that we will need to obtain additional financing through the sale of equity securities, private placements, and/or bridge loans within 12 months. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations.

If Innopump is unsuccessful in building its customer base and obtaining financing for its capital equipment requirements or is unable to obtain additional financing on favorable terms there could be a material adverse effect on the financial position, results of operations and cash flows of Innopump. The accompanying financial statements do not include any adjustments that might be necessary if Innopump is unable to continue as a going concern.

Results of Operations

Nine months ended March 31, 2006 and 2005

REVENUES. During the nine months ended March 31, 2006, Innopump had revenues of $182,115 as compared to revenues of $93,809 during the nine months ended March 31, 2005, an increase of approximately 94%. In 2006, the revenue was attributable to four customers, one in the cosmetic industry which accounted for approximately 39% of revenues and one in the food industry which accounted for approximately 26% of revenues. In 2005 the revenue was attributable to one customer in the food industry. The increase is attributable to the business starting to grow and beginning to diversify as to customer base and product availability. We believe that our sales will continue to grow as we strengthen our sales force and are able to introduce new products and our customer base will continue to grow as we are able to introduce new product concepts and automate production further.

GROSS MARGIN. Cost of revenues - direct costs, which consist of direct labor, overhead and product costs, were $143,865 for the nine months March 31, 2006 as compared to $85,994 for the nine months ended March 31, 2005. The increase for 2006 is a result of the increase in revenues. The labor for the sole product produced in 2005 required more processes and manual labor than the various products manufactured in 2006 resulting in a higher cost as a percent of revenues in 2005. Cost of revenues - indirect costs, which consist of indirect labor, quality control costs, factory maintenance, product development and depreciation, were $330,662 for the nine months ended March 31, 2006 as compared to $224,028 for the nine months ended March 31, 2005. The increase was due primarily to increased depreciation of approximately $48,000 due to the purchase of additional manufacturing equipment and approximately $113,000 in product design and additional labor for testing and development in 2006 as compared to $55,000 in 2005. Gross margin of net revenues was $(292,412) for the nine months ended March 31, 2006 as compared to a deficit of $(216,213) for the nine months ended March 31, 2005, representing gross margins of approximately (161)% and
(230)% of net revenues, respectively. The improvement in our gross margin percentage is attributable to increased revenue in 2006 and lower direct costs as a percent of revenue. Management believes that indirect costs will decrease as products become introduced into the marketplace and as revenues increase to cover these costs. Management also believes direct costs will continue to decrease on a percentage of revenue basis as labor becomes streamlined with the addition of new equipment.

OPERATING EXPENSES. General and administrative expenses totaled $1,435,917 for the nine months ended March 31, 2006, as compared to $721,558 for the nine months ended March 31, 2005, an increase of approximately 99%. This increase of approximately $714,000 is primarily attributable to an increase in the royalties due the licensor under contract of $70,000, an increase in consulting fees of $71,000 as more general consultants were used in 2006 for sales and other administrative functions, increase of $275,000 in salaries and related benefits as needed to start developing the business, an increase in legal and professional fees of $208,000 as there became a greater need for these services, and an increase in travel expenses of approximately $24,000 as more overseas travel was required in 2006 as manufacturing procedures and processes were being developed.

NET LOSS. Innopump had a net loss of $1,987,229 for the nine months ended March 31, 2006 as compared to $1,053,089 for the nine months ended March 31, 2005, an increase of approximately $935,000. The increase in net loss is attributable to the increases in general and administrative expenses and cost of revenues as described above. In addition, interest expense increased by approximately $119,000 in 2006 due to increased debt obligations. Innopump management believes that revenues will continue to increase as Innopump introduces new products and automates production which will cover operating expenses and indirect costs and improve the gross margin.

Fiscal years ended June 30, 2005 and 2004

REVENUES. During the year ended June 30, 2005, Innopump had revenues of $113,297 as compared to revenues of $88,414 during the year ended June 30, 2004, an increase of approximately 28%. In 2004, the revenue was attributable to one customer in the cosmetic industry and in 2005 the revenue was primarily attributable to one customer in the food industry. We believe that our sales will continue to grow as we strengthen our sales force and are able to introduce new products and our customer base will be diversified.

GROSS MARGIN. Cost of revenues - direct costs, which consist of direct labor, overhead and product costs, were $100,347 for the year ended June 30, 2005 as compared to $63,121 for the year ended June 30, 2004. The increase for 2005 is a result of both the increase in revenues and the increase in production labor costs. The labor for the product manufactured in 2005 required more processes and manual labor than the product manufactured in 2004. Cost of revenues - indirect costs, which consist of indirect labor, quality control costs, factory maintenance, product development and depreciation, were $323,552 for the year ended June 30, 2005 as compared to $146,807 for the year ended June 30, 2004. The increase was due primarily to increased depreciation of approximately $68,000 due to the purchase or more manufacturing equipment and approximately $91,000 in product design and additional labor for testing and development in 2005 as compared to $23,000 in 2004. Gross margin was a deficit of $(310,602) for the year ended June 30, 2005 as compared to a deficit of $(121,514) for the year ended June 30, 2004, representing gross margins of approximately (274)% and
(137)% of revenues, respectively. The decline in our gross margin percentage is attributable to increased direct and indirect cost of revenues as described. Management believes that these indirect costs will decrease as products become introduced into the marketplace and as revenues increase to cover these costs. Management also believes direct costs will decrease on a percentage of revenue basis as labor becomes streamlined with the addition of new equipment.

OPERATING EXPENSES. General and administrative expenses totaled $1,127,980 for the year ended June 30, 2005, as compared to $573,057 for the year ended June 30, 2004, an increase of approximately 97%. This increase of approximately $555,000 is primarily attributable to an increase in the technical consultant fee and royalties due the licensor under contract of $130,000, an increase in consulting fees of $42,000 as more general consultants were used in 2005 for sales and other administrative functions, the inception of the payment of salaries of $100,000 which did not exist in 2004, an increase in legal and professional fees of $156,000 as there became a greater need for these services, and an increase in travel expenses of approximately $40,000 as more overseas travel was required in 2005 as manufacturing procedures and processes were being developed.

NET LOSS. Innopump had a net loss of $1,602,718 for the year ended June 30, 2005 as compared to $838,848 for the year ended June 30, 2004, an increase of approximately $765,000. The increase in net loss is attributable to the increases in general and administrative and cost of revenues as described above. In addition, interest expense increased by approximately $69,000 in 2005 due to increased debt obligations. Innopump management believes that revenues will continue to increase as Innopump introduces new products and automates production which will cover operating expenses and indirect costs and improve the gross margin.

Fiscal years ended June 30, 2004 and 2003

Innopump had no revenues in 2003 as related to the dual dispenser. SCG had started to commence operations as related to the dual dispenser and had a loss of approximately $1,020,000 in 2003 which was due to approximately $340,000 in losses related to a prior business (manufacturing of cosmetics) , approximately $$185,000 in interest expense on debt and approximately $495,000 in general and administrative expenses relating primarily to technical consultant and royalty fees and the establishment of a sales force and general operating expenses as related to Innopump's current operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

INFLATION

We believe that inflation has not had a material effect on our operations to date.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES
General. Innopump's financial statements are impacted by the accounting policies used, and the estimates and assumptions made, by management during their preparation. A summary of the significant accounting policies can be found in the Notes to the Financial Statements. Presented below is a description of the accounting policies that Innopump believes are most critical to understanding the financial statements.

Basis of Presentation

The transaction described between Innopump and SCG, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of SCG were transferred to Innopump at historical amounts. Innopump's financial statements presented in the exhibits for this filing were prepared as if this transaction had occurred at the beginning of the periods presented herein, and present the financial data of previously separate entities.

Accounts Receivable

Innopump carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, its accounts receivable are evaluated and an allowance for doubtful accounts is established, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectible at the discretion of management.

Inventories

Inventories, which consist principally of raw materials and finished goods, are stated at cost on the first-in, first-out basis, which does not exceed market value.

Depreciation and Amortization

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. Innopump provides for depreciation and amortization over the following estimated useful lives:

           Machinery and equipment                    10 Years
           Molds                                       3 Years

Costs of maintenance and repairs are expensed as incurred while betterments and improvements are capitalized.

Revenue Recognition

Revenues are generally recognized at the time of shipment. Deposits are required deposits from certain customers which are recorded as current liabilities until the time of shipment.

Impairment of Long-Lived Assets

Certain long-lived assets are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Shares Subject to Mandatory Redemption

Innopump complies with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", which requires certain financial instruments such as mandatory redeemable shares, be classified as liabilities even though they possess certain characteristics of equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". SFAS No. 154 replaces Accounting Principles Board ("APB") No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS No. 154 will have a material impact on its balance sheets and statements of operations, stockholders' equity and cash flows.

In December 2004, the FASB issued SFAS No. 123(R), "Share Based Payment". SFAS No. 123(R) revises SFAS No. 123 and is effective for non-public companies as of the beginning of the first annual reporting period after December 31, 2005. SFAS No. 123(R) requires public entities to measure the cost of employment services received in exchange for an award of equity instruments on the grant date based on the fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in SFAS No. 123. The Company does not anticipate that the adoption of SFAS No. 123(R) will have a material impact on its balance sheets and statements of operations, stockholders' equity and cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after December 1, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140". SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of December 1, 2006. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

                                  RISK FACTORS

FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings. Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

                          RISKS RELATED TO OUR BUSINESS

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We have a limited operating history. Our dispenser business commenced operations in 1999 and has yet to achieve profitability. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the advancing technological packaging industry. Some of these risks and uncertainties relate to our ability to:

      o educate potential clients about the advantages of using packaging their liquid products in our dispensers;

      o     increase awareness of our brand and product advantages to consumers;

      o     respond to competitive market conditions;

      o     respond to changes in our regulatory environment;

      o     manage risks associated with intellectual property rights;

      o     maintain effective control of our costs and expenses;

      o     raise sufficient capital to sustain and expand our business;

      o     attract, retain and motivate qualified personnel; and

      o upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

WE WILL NEED ADDITIONAL CAPITAL IN ORDER TO CONTINUE OUR OPERATIONS BUT SUCH CAPITAL MAY NOT BE AVAILABLE TO US

For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds from the recent financing. If our capital resources are insufficient, we will have to raise additional funds through equity or debt financing. We may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We believe that we can fund our operations based on available cash for the next twelve months, after which we will need to obtain additional debt or equity financing for our business. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of your Shares. If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

In order to purchase equipment or fund operations, we may issue additional debt instruments or preferred stock, which will have a senior claim on our assets in the event of a sale of assets. Debt service may cause a strain on our cash flow and impair our business operations.

OUR ACTIVITIES HAVE NOT YET RESULTED IN SIGNIFICANT SALES AND RESULTED IN AN ACCUMULATED DEFICIT FROM INCEPTION TO MARCH 31, 2006 OF APPROXIMATELY $5.7 MILLION.

From our inception to March 31, 2006 we achieved limited sales and we incurred a net loss from continuing and discontinued operations of approximately $5.7 million. Although we are marketing the existing products, we do not fully control the overall acceptance and sales of the products. While we have begun to make sales of our products, in order to achieve and maintain profitability, we must, among other things, maintain and increase our customer base, increase our rate of growth, implement and successfully execute our business and marketing strategies, continue to develop and upgrade our technology, provide superior customer service, respond to competitive developments and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in accomplishing all or some of these goals and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

WE COULD FAIL TO RETAIN OR ATTRACT KEY PERSONNEL.

Our future success depends, in significant part, on the continued services of Geoffrey Donaldson, our Chief Executive Officer, Paul Block, our President, and Gerhard Brugger, our President of Worldwide Operations, all of whom possess extensive expertise in various aspects of the packaging and dispenser industry. We cannot assure you that we would be able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to develop and execute our business plan. It could also result in our failure to create and maintain relationships with strategic partners that may be critical to our success. We intend to enter into employment agreements with Mr. Donaldson, Mr. Block, and Mr. Brugger. We presently maintain a key-man life insurance policy on Mr. Brugger in the amount of $3 million.

OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Innopump's accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. There is no guarantee that our Versadial(R) product will be accepted or provide a marketable advantage, and therefore, no guarantee that the commercialization of our product will ever make us be sufficient to sustain our business.

For the twelve months ended June 30, 2005, Innopump had a net loss of $1.6 million and negative cash flows from operations of $.9 million. For the nine-months ended March 31, 2006, Innopump had a net loss of $2.0 million and negative cash flows from operations of $1.6 million.

OUR BUSINESS IS DEPENDENT UPON PROPRIETARY INTELLECTUAL PROPERTY RIGHTS, INCLUDING RIGHTS LICENSED FROM THIRD PARTIES, OVER WHOM WE HAVE NO CONTROL.

We do not own the patent rights that cover our Versadial(R) product. We sublicense these patent rights from our affiliate, SCG, which in turns licenses the patent from Gerhard Brugger, a third party over whom we have no control. Our license rights may be diluted or compromised if they fail to vigorously pursue patent infringement actions. Our competitive advantage would be lost if these patents were found to be invalid in the jurisdictions in which we sell or plan to sell our products. In addition, our revenues would be materially adversely affected if our licensed intellectual property were found to infringe the intellectual property rights of others. No assurance can be given that any measure we implement will be sufficient to protect our intellectual property rights. If we cannot protect our rights, we may lose our competitive advantage. There is no assurance that any of these protections can be maintained or that they will afford us a meaningful competitive advantage. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

We regard certain aspects of our products and technology as proprietary. We have taken steps to protect them with patents and restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could harm our business and future financial results.

We have filed patent applications for certain other aspects of our technology and processes other than the dual chambered dispenser, but these may not be issued to us, and if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our products.

We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results.

WE MAY BE SUBJECT TO RISKS OF THIRD PARTY CLAIMS OF INFRINGEMENT.

From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, these assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us.

WE MAY ENCOUNTER DIFFICULTIES IN MANUFACTURING OUR PRODUCTS

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including production and quality control regulations. If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to obtain regulatory approval or meet demand for our products. Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources. If our manufacturers were unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

INCREASING COMPETITION COULD ADVERSELY AFFECT OUR MARKET SHARE AND FINANCIAL PERFORMANCE.

We expect competition from various other companies to occur and grow. Many of our potential competitors are more established than we are and have greater financial resources than we do. Some of our competitors have greater marketing capabilities and technological and personnel resources than we do. As a result, compared to us, these competitors may:

      o     develop and expand their offerings more quickly;

      o     adapt more swiftly to new or emerging technologies;

      o take advantage of acquisitions and other opportunities more effectively;

      o     devote more resources to sales and marketing; and

      o more effectively use existing relationships with clients and strategic partners with recognized brand names to market and sell their products.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES.

The packaging industry is characterized by varying usage and client requirements and preferences, frequent introduction of products embodying new technologies and the emergence of new industry standards and practices that could render our existing technology obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We cannot assure you that we will be able to expand and upgrade our technology or successfully integrate new technologies we develop in the future, to accommodate such increases in a timely manner.

WE MAY NOT EFFECTIVELY MANAGE OUR GROWTH

In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of customers that use our products. This growth will place significant strain on our personnel, systems and resources. We cannot be sure that we will manage our growth effectively, and our failure to do so could have a material adverse effect on our business, financial condition and operating results. Growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth.

IF WE WERE SUCCESSFULLY SUED FOR PRODUCT LIABILITY, WE COULD FACE SUBSTANTIAL LIABILITIES THAT MAY EXCEED OUR RESOURCES.

We may be held liable if any our Versadial(R) product or any other product we develop, causes injury during manufacturing, marketing, sale or use. These risks are inherent in the development of consumer-oriented products. We currently have $1.0 million in product liability insurance. This may not be sufficient with respect to potential product liability. If we choose to obtain additional product liability insurance but cannot obtain sufficient coverage to protect against potential product liability claims, the commercialization of products that we develop may be prevented or inhibited. If we are sued for any injury caused by our products, our liability could exceed our total assets.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.

We will be subject to reporting obligations under federal securities laws. The Securities and Exchange Commission (the "SEC"), as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of the Registrant's internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the Registrant's internal controls over financial reporting. These requirements will first apply to our annual report on Form 10-KSB for the fiscal year beginning after December 16, 2006. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

RISKS RELATED TO OUR SECURITIES

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings for the Registrant's operations.

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

OUR COMMON SHARES ARE THINLY TRADED AND YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

The Registrant cannot predict the extent to which an active public market for its common stock will develop or be sustained.

Our common shares will likely be sporadically or "thinly-traded" on the "Over-the-Counter Bulletin Board", meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded "float" and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our minimal revenues and lack of profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; and additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Current Report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

OUR CORPORATE ACTIONS ARE SUBSTANTIALLY CONTROLLED BY OUR PRINCIPAL SHAREHOLDERS AND AFFILIATED ENTITIES.

Our principal shareholders and their affiliated entities will own approximately 82% on a non-fully diluted basis and 52% on a fully diluted basis of our outstanding ordinary shares, representing approximately 82% and 52% of our voting power, respectively. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the Registrant.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER NEVADA LAW AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, however we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

PAST ACTIVITIES OF INNOPUMP MAY LEAD TO FUTURE LIABILITIES.

Prior to the Merger, Innopump actively engaged in business now being conducted by Registrant. Although the Innopump Shareholders are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which Registrant is not completely indemnified may have a material adverse effect on our business going forward.

DESCRIPTION OF PROPERTY

The Registrant's headquarters is currently located in approximately 4,500 square feet of office space at 305 Madison Avenue, New York, New York 10165. The balance of our operations are conducted by third party subcontractors. We own all the molds and assembly equipment utilized in our manufacturing process located at these vendors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRIOR TO THE MERGER

The following table sets forth, as of August 9, 2006, certain information regarding the ownership of the Registrant's capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 9, 2006 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based on 41,125,000 shares of the Common Stock issued and outstanding on a fully diluted basis, as of August 9, 2006.

------------------------------------------------------------------------------------
                            Name and Address             Amount and       Percent
     Title of                      Of                      Nature           Of
      Class              Beneficial Owners (1)         Of Beneficial     Class (1)
                                                         Ownership
------------------------------------------------------------------------------------
Common Stock        ODC Partners, LLC                    32,231,000         78%
                    444 Madison Avenue, 18th Floor
                    New York, NY 10022
------------------------------------------------------------------------------------
Common Stock        Daniel Myers (2)                     32,231,000         78%
                    444 Madison Avenue, 18th Floor
                    New York, NY 10022
------------------------------------------------------------------------------------
Common Stock        All officers and directors as a      32,231,000         78%
                    group (1 person)
------------------------------------------------------------------------------------

----------
(1) Such figures are based upon 41,125,000 shares of our common stock issued and outstanding as of August 9, 2006. Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2) Mr. Myers has sole voting and disposition power over the shares held by ODC Partners as its managing member.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
AFTER THE MERGER

The following table sets forth information as of August 9, 2006 with respect to the beneficial ownership of the outstanding shares of Company's capital stock immediately following the Merger by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Merger; and (iii) all the aforementioned officers and directors as a group.

---------------------------------------------------------------------------------------------------
                             Name and Address           Amount and Nature          Percent
     Title of                       Of                    Of Beneficial               Of
       Class              Beneficial Owners (1)             Ownership             Class (2)
---------------------------------------------------------------------------------------------------
Common Stock         Geoffrey Donaldson                    226,368,985              37.2%
---------------------------------------------------------------------------------------------------
Common Stock         Gerhard Brugger                       50,710,335                8.3%
---------------------------------------------------------------------------------------------------
Common Stock         Paul Block                            39,007,950                6.4%
---------------------------------------------------------------------------------------------------
Common Stock         Richard Harriton (3)                  78,515,900               12.9%
---------------------------------------------------------------------------------------------------
Common Stock         Matthew Harriton                      78,015,900               12.8%
---------------------------------------------------------------------------------------------------
Common Stock         ODC Partners                          32,231,000                5.3%
                     444 Madison Avenue, 18th Floor
                     New York, NY 10022
---------------------------------------------------------------------------------------------------
Common Stock         Daniel Myers (4)                      32,231,000                5.3%
                     444 Madison Avenue, 18th Floor
                     New York, NY 10022
---------------------------------------------------------------------------------------------------
Common Stock         Mellon HBV Master U.S. Event          349,900,476              36.5%
                     Driven Fund, L.P. and Mellon
                     HBV Master Global Event Driven
                     Fund, L.P. (5)
                     200 Park Avenue, 54th Floor
                     New York, NY  10166
---------------------------------------------------------------------------------------------------
Common Stock         All officers and directors as a       343,892,835              56.4%
                     group (3 persons)
---------------------------------------------------------------------------------------------------

----------

(1) Unless otherwise noted, the address for each of the named beneficial owners is: 305 Madison Avenue, New York, New York, 10165
(2) The number of outstanding shares of common stock of the Registrant is based upon 609,259,259 shares issued and outstanding on a non-fully diluted basis.
(3) Mr. Harriton has a warrant to purchase 500,000 shares of Registrant common stock, exercisable within 60 days of August 9, 2006.
(4) Mr. Myers has sole voting and disposition power over the shares held by ODC Partners as its managing member.
(5) Investor has convertible debt of $7.5 million dollars which is convertible into 286,803,669 shares of Registrant common stock and 63,096,807 warrants, exercisable within 60 days of August. 9, 2006.

               DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Merger, effective August 9, 2006, Mr. Myers resigned as Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant.

On August 9, 2006, the Board of Directors, appointed Geoffrey Donaldson as Chief Executive Officer and a Director, and Paul Block as President and a Director, and Richard Harriton as a Director.

The following table summarizes the Registrant's current executive officers and directors and the proposed executive officers and directors of the Registrant:

================================================================================
Name                     Age   Position
--------------------------------------------------------------------------------
Geoffrey Donaldson       63    Chief Executive Officer and Chairman of the Board
--------------------------------------------------------------------------------
Paul Block               61    President and Director
--------------------------------------------------------------------------------
Richard Harriton         71    Director
================================================================================

Geoffrey Donaldson, Chief Executive Officer and Chairman of the Board

Mr. Donaldson has been the Chief Executive Officer and Chairman of the Board of Innopump since its inception in April 2005. From 1999 to the present he serves as the Managing Member of Sea Change Group, LLC, the predecessor and sub-licensor to Innopump.

Paul Block, President  and Director

Mr. Block has served as the President and a director of Innopump since inception. From June 2003 to the present, he serves as the President of Sea Change Group, LLC. From January 2001 to June 2003, he has served as the Chairman and Chief Executive Officer of Proteus Capital Association. Since January 1997, he serves as a director of CCL Industries, a manufacturer of pressure-sensitive labels, aluminum containers and plastic tubes (CCL-A.TO).

Richard Harriton, Director

For the past five years, Mr. Harriton has served as the President of Park Avenue Consulting.

----------
There is no family relationship between any of our former or current officers or directors and our proposed officers and directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

                             EXECUTIVE COMPENSATION

None of our executive officers received compensation in excess of $120,000 for the fiscal years ended December 31, 2005, 2004 or 2003, respectively. The following table summarizes all compensation received by our previous Chief Executive Officer, President and Chief Financial Officer in fiscal years 2005, 2004 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                    ----------------------
                              ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                              --------------------------------------------------------------------
                                                Other         Restricted  Securities            All
                                                Annual        Stock       Underlying    LTIP    Other
Name and                Salary       Bonus      Compensation  Awards      Options/SARs  Payout  Compen-sation
Principal       Year    ($)          ($)        ($)           ($)                       ($)     ($)
Position

Daniel Myers,   2005     --
Former CEO      2004     --
and CFO         2003     --

----------
(1) The Registrant has not paid any salaries or other compensation to its officers, directors or employees for the years ended December 31, 2005 and 2004.

STOCK OPTION GRANTS AND EXERCISES

For the fiscal year ended 2005, and for each prior fiscal year, the Registrant did not issue any options or Stock Appreciation Rights to any officers, employees or directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS FOR INNOPUMP

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS OF INNOPUMP

Set forth below are the related party transactions between Innopump's shareholders, officers and/or directors, and Innopump.

There were three outstanding notes with Richard Harriton, a director of Innopump reflected on the financial statements prior to the merger with CARS: an 8% per annum note in the principal amount of $1,098,536 due from SCG which matures on October 30, 2006 and a $300,000 8% per annum note with Innopump which matures on the earlier of October 30, 2006 or the date of the merger of Innopump with CARS. The $300,000 note was paid at the closing on August 9, 2006.

On April 22, 2005, Innopump signed a $250,000 promissory note with Richard Harriton. The note bears interest at 8%, was collateralized by the assets of Innopump, and was due with interest on October 22, 2005. On January 17, 2006, Richard Harriton, agreed to extend the due date of the related debt to June 15, 2006. On June 20, 2006, he agreed to extend the due date of the debt to July 30, 2006. The interest rate on the note will accrue at the default rate of interest of 14%, commencing June 16, 2006 until maturity. This note was paid at the closing on August 9, 2006.

There were two outstanding notes with Matthew Harriton reflected on the financial statements prior to the merger with CARS: a $100,000 8% per annum note due from SCG which matures on October 30, 2006 and a $100,000 8% per annum note with Innopump which matures on the earlier of October 30, 2006 or the date of the merger of Innopump with CARS. Mr. Matthew Harriton is an employee of Innopump and the son of Richard Harriton. One of the two outstanding notes was paid at the closing on August 9, 2006.

In April 2005, Innopump entered into a three-year consulting agreement with an entity owned by Richard Harriton which provides for an annual fee of $65,000 in the first year and $50,000 the following two years. The fees are payable as follows: $15,000 upon execution of the agreement and quarterly thereafter commencing with equal installments payable on June 30, September 30, December 31 and March 30 thereafter.

During the year ended June 30, 2004, Innopump leased office space on a month-to-month basis from an entity controlled by Richard Harriton. The sublease was terminated in April 2004. Rent expense for the year ended June 30, 2004 was approximately $41,000 as related to this sublease.

Effective May 1, 2004, Innopump entered into a lease agreement for its corporate offices and started to sublease office space to various related entities. As of June 30, 2005, Innopump had sublease income receivable of approximately $31,000 due from its affiliates. These affiliates include two entities owned by Richard Harriton.

On June 21, 2006, Innopump, entered into a Sublicense Agreement (the "Sublicense Agreement") with VDM, an entity majority owned by the stockholders and officers of Innopump. The Sublicense Agreement grants VDM the exclusive right to exploit and market the Dispensers through direct response marketing and non-exclusively through other selected channels of distribution in consideration of a 3.5% royalty based on sales and the purchase of certain minimum quantities on an annual basis. The minimum order quantities to maintain exclusivity are 40,000 dispensers for the period of inception through December 31, 2006, 75,000, and 115,000 for the calendar years 2007 and 2008 respectively and a 5% increase annually thereafter for the term of the Sublicense Agreement. The Sublicense Agreement has a term which is identical to the term of that certain Amended and Restated License Agreement dated as of January 1, 2003 between Gerhard Brugger and SCG which was subsequently sublicensed to Innopump.

RELATED PARTY TRANSACTIONS OF CARS

Set forth below are the related party transactions between CARS's shareholders, officers and/or directors, and CARS.


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

ODC Partners, LLC on July 1, 2003, entered into a Revolving Convertible Credit Facility with the Registrant, which requires ODC to lend the Registrant up to $100,000 during the credit period. Daniel Myers, the Chairman and President of CARS prior to the merger, is the manager of ODC Partners, LLC. As of July 31, 2006 the balance of the loan payable was $100,000. On July 31, 2006 ODC Partners converted the Revolving Convertible Credit Facility into 10,000,000 shares of common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

Our Company's Articles of Incorporation provide for authority to issue 1,300,000,000 shares of Common Stock. As of August 9, 2006, after the merger, the capitalization of our company consists of 609,259,259 outstanding shares of Common Stock outstanding.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore, subject to the rights of the holders of any shares of Preferred Stock that may or have been issued by the Registrant. The Registrant has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Registrant. In the event of liquidation, dissolution or winding up of the Registrant, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Registrant's assets, subject to any preferential liquidation rights of the holders of shares of Preferred Stock which may then be outstanding. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

 MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "CAUL.OB". There was no active trading market for our common stock before May 22, 2000. The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

--------------------------------------------------------------------------------
                             LOW                      HIGH
--------------------------------------------------------------------------------
2005
--------------------------------------------------------------------------------
Fourth Quarter               $0.05                    $0.11
--------------------------------------------------------------------------------
Third Quarter                $0.05                    $0.12
--------------------------------------------------------------------------------
Second Quarter               $0.05                    $0.10
--------------------------------------------------------------------------------
First Quarter                $0.07                    $0.17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2004
--------------------------------------------------------------------------------
Fourth Quarter               $0.04                    $0.13
--------------------------------------------------------------------------------
Third Quarter                $0.05                    $0.07
--------------------------------------------------------------------------------
Second Quarter               $0.05                    $0.18
--------------------------------------------------------------------------------
First Quarter                $0.09                    $0.10
--------------------------------------------------------------------------------


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

As of August 9, 2006, there were approximately 81 stockholders of record of our common stock.

Shares of Company's stock are not listed, traded or quoted on any quotation system or exchange.

DIVIDENDS

We have never paid any dividends on the Common Stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the Common Stock or the Preferred Stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Worldwide Stock Transfer, LLC, 885 Queene Anne Road, Teaneck, NJ 07666.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

                                LEGAL PROCEEDINGS

From time to time, we may be involved in litigation or other business disputes including patent infringement, defamation and unfair competition. The Registrant's management is not aware of any material legal proceedings pending against the Registrant.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with the Registrant's independent auditors. The Registrant engaged its independent auditors, Sherb & Co., LLP on March 13, 2006.

                     RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Merger Agreement, the Registrant issued 568,134,259 shares of the common stock (the "Shares") to Innopump Shareholders in exchange for 100% of the common stock of Innopump.

The issuance of the Shares to Innopump Shareholders pursuant to the Merger Agreement was exempt from registration under the Securities Act pursuant to
Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of Innopump Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Pursuant to the Debt Financing, the Registrant issued Convertible Debt in the principal amount of $7.5 million to the Investors. This debt is convertible into 286,803,669 shares of common stock. In addition, Investor was issued 63,096,807 warrants which are exercisable at $.02615 and have a 5 year term.

The issuance of the Convertible Debt to the Investors pursuant to the Debt Financing was exempt from registration under the Securities Act pursuant to
Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Investors which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the convertible debt, warrants and shares of our common stock underlying such debt or warrants may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

No officer or Director of the Registrant shall be liable to the Registrant or its shareholders for the damages for the breach of a fiduciary duty as a Director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Registrant may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Registrant has the authority to indemnify him against such liability or expense.

The Registrant shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Registrant. The expenses of officers and Directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Registrant. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Merger Agreement, the Registrant issued 568,134,259 shares of the common stock (the "Shares") to Innopump Shareholders in exchange for 100% of the common stock of Innopump.

The issuance of the Shares to Innopump Shareholders pursuant to the Merger Agreement was exempt from registration under the Securities Act pursuant to
Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of Innopump Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Pursuant to the Debt Financing, the Registrant issued Convertible Debt in the principal amount of $7.5 million to the Investor. This debt is convertible into 286,803,669 shares of common stock. In addition, Investor was issued 63,096,807 warrants which are exercisable at $.02615 and have a 5 year term.

The issuance of the Convertible Debt to the Investors pursuant to the Debt Financing was exempt from registration under the Securities Act pursuant to
Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Investors which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the convertible debt, warrants and shares of our common stock underlying such debt or warrants may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

On August 9, 2006, CARS completed the merger contemplated by the Merger
Agreement.

Following the Closing, Innopump Shareholders control 93.25% of the outstanding Registrant common stock.

Prior to the transaction, our business was to provide our website users with the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service was intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet. Even though our business has been curtailed our website is still operational. However, in the past two years, our website has generated lminimal revenue for the Registrant. From and after the Closing Date, the Registrant's primary operations will now consist of the operations of Innopump.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)   Resignation of Director

Effective August 9, 2006, Daniel Myers resigned as a member of the board of directors of the Registrant. There were no disagreements between Mr. Myers and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Myers and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Myers as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b)   Resignation of Officers

Effective August 9, 2006, Mr. Myers resigned as President of the Registrant.

(c)   Appointment of Directors

Effective August 9, 2006, Mr. Donaldson, Mr. Block and Mr. Richard Harriton were appointed as a members of the Registrant's Board of Directors.

Descriptions of the newly appointed directors and officers can be found in Item
2.01 above, in the section titled "DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

(d)   Appointment of Officers

Effective August 9, 2006, Mr. Donaldson and Mr. Block were appointed as the Chief Executive Officer and President of the Registrant, respectively.

Neither Mr. Donaldson, Mr. Block, nor Mr.Richard Harriton have any family relationships with any of the Registrant's other executive officers or directors.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

On August 9, 2006, CARS completed the merger contemplated by the Merger Agreement. Under the Merger Agreement, on the Closing Date, the Registrant issued shares of its common stock (the "Shares") to Innopump Shareholders in exchange for 100% of the common stock of Innopump.

Following the Closing, Innopump Shareholders control 93.25% of the outstanding Registrant common stock.

Prior to the transaction, our business was to provide our website users with the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service was intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet. Even though our business has been curtailed our website is still operational. However, in the past two years, our website has generated minimal revenue for the Registrant. From and after the Closing Date, the Registrant's primary operations will now consist of the operations of Innopump.

Item 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired

The financial statements of Innopump for the nine months ended March 31, 2006 and 2005 (unaudited) and for the years ended June 30, 2005 and June 30, 2004 are incorporated herein by reference to Exhibits 99.2 and 99.3 to this Current Report.

(b)   Pro Forma Financial Statements

Our unaudited pro forma condensed financial statements as of and for the nine months ended March, 2006 , and for the year ended June 30, 2005 are incorporated herein by reference to Exhibits 99.4 to this Current Report.

Our unaudited pro forma combined condensed balance sheet as of March 31, 2006 and our unaudited pro forma combined condensed statement of operations for the nine months ended March 31, 2006 and the year ended June 30, 2005 are incorporated herein by reference to Exhibit 99.4 to this Current Report, and are based on the historical financial statements of us and Innopump after giving effect to the Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Innopump is considered the accounting acquiror. The Merger was completed on August 9, 2006. Because Innopump's owners as a group retained or received the larger portion of the voting rights in the combined entity and Innopump's senior management represents a majority of the senior management of the combined entity, Innopump was considered the acquiror for accounting purposes and will account for the Merger as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Innopump since, at the time of the acquisition, the development of our hardware product and the sales of our software product generated minimal revenues. Our fiscal year will end on June 30.

The unaudited pro forma combined condensed balance sheet as of March 31, 2006 is presented to give effect to the Merger as if it occurred on March 31, 2006 and combines the historical balance sheet of Innopump at March 31, 2006 and the historical balance sheet of Carsunlimited.com, Inc. at March 31, 2006. The unaudited pro forma combined condensed statement of operations of Innopump and Carsunlimited.com, Inc. for the nine months ended March 31, 2006 and year ended June 30, 2005 are presented as if the combination had taken place on July 1, 2004.

Reclassifications have been made to Innopump's historical financial statements to conform to Innopump's historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Innopump and CARS. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Registrant.

(c)   INDEX TO EXHIBITS.

Exhibit
Number      Description
------      -----------

2.1 Agreement and Plan of Merger by and between the Registrant, Innopump, Inc. and certain shareholders of Innopump dated August 9, 2006
3.1 * Articles of Incorporation of Carsunlimited.com, Inc. as filed with the State of Nevada
4.1 Registration Rights Agreement by and among the Registrant and Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. (collectively referred to as the "Investor") dated as of August 9, 2006
4.2         Form of Convertible Note
4.3         Form of Warrant
23.1        Consent of Rothstein Kass & Company, Independent Auditors
99.2 Financial statements of Innopump for the years ended June 30, 2005 and 2004.
99.3 Financial statements for the nine months ended March 31, 2006 and 2005 (unaudited).
99.4 Unaudited pro forma condensed financial statements of Carsunlimited.com, Inc., as of and for the fiscal year ended June 30, 2005 and for the nine months ended March 31, 2006.

* Incorporated by reference to the Company's Registration Statement filed on May 19, 2001, Amendment filed with the Company's report on Form 8-K filed on August 2, 2006 and Amendment filed with the Company's report on Form 8-K filed on August 9, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 9, 2006                       Carsunlimited.com, Inc.

                                       By: /s/ Geoffrey Donaldson
                                           -------------------------------------
                                           Geoffrey Donaldson
                                           Chief Executive Officer